UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2020
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The Providence Service Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1275 Peachtree Street, Sixth Floor Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 888-5800

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K shall not be incorporated by reference in any filing with the Securities and Exchange Commission (the “SEC”) made by The Providence Service Corporation (“Providence”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. Providence undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

Item1.01 Entry into a Material Definitive Agreement.

On October 16, Providence entered into the Eighth Amendment (the “Eighth Amendment”) to the Amended and Restated Credit and Guaranty Agreement (as amended, the “Credit Agreement”), which among other things, amended the Credit Agreement to permit the incurrence of the notes, permit borrowing under the Credit Agreement to partially fund the acquisition of Simplura with limited conditions to such borrowing, increase the top interest rate margin that may apply to loans thereunder, and revise the permitted ratio of EBITDA to indebtedness.

Effective as of the Eighth Amendment, interest on the outstanding principal amount of loans under the Credit Agreement accrues, at Providence’s election, at a per annum rate equal to the greater of either LIBOR or 1.00%, plus an applicable margin, or the base rate as defined in the agreement plus an applicable margin. The applicable margin ranges from 2.25% to 3.50% in the case of LIBOR loans and 1.25% to 2.50% in the case of the base rate loans, in each case, based on Providence’s consolidated leverage ratio as defined in the Credit Agreement. The commitment fee and letter of credit fee ranges from 0.35% to 0.50% and 2.25% to 3.50%, respectively, in each case based on Providence’s consolidated leverage ratio as defined in the Credit Agreement.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 with respect to the Eighth Amendment is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

Providence is providing as Exhibit 99.1 hereto certain risk factors supplementing the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”), which the Company included in a preliminary offering memorandum, dated October 19, 2020, in connection with an offering of debt securities. The information in Exhibit 99.1 is incorporated herein by reference and should be read in conjunction with the risk factors described in the Form 10-K and the information under the “Forward-Looking Statements” in the Form 10-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1
Eighth Amendment to the Amended and Restated Credit and Guaranty Agreement, dated as of October 16, 2020, among The Providence Service Corporation, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Excerpt from preliminary offering memorandum, dated October 19, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: October 20, 2020	By:	/s/ Kathryn Stalmack
Name: Kathryn Stalmack
Title: Senior Vice President, General Counsel